Exhibit B-6






                    [GOVERNMENTAL AUTHORITY]



                               AND



                MISSISSIPPI POWER & LIGHT COMPANY

                       __________________


                      [FACILITY] AGREEMENT

                       __________________

                  Dated as of ________ __, ____

                       __________________




            _____________________ Bonds, ____ Series
           (Mississippi Power & Light Company Project)

                      [FACILITY] AGREEMENT

                        TABLE OF CONTENTS

     (This Table of Contents is for convenience of reference only and is not a part of this [Facility Agreement.)


                                                             Page

PARTIES                                                       1
PREAMBLES                                                     1

                            ARTICLE I

DEFINITIONS                                                   2

                           ARTICLE II

                         Representations

SECTION 2.1.   Representations by the County                  4
SECTION 2.2.   Representations by the Company                 5

                           ARTICLE III

           Construction and Equipping of the Project;
         Issuance of Bonds; [Redemption of Prior Bonds]

SECTION 3.1.   Construction and Equipping of the
                Project                                       6
SECTION 3.2.   Agreement to Issue Bonds;
                Application of Bond Proceeds                  6
[SECTION 3.3.  Agreement to Redeem Prior Bonds]               6
SECTION 3.4.   Disbursement of [Proceeds of Prior Bonds]      7
SECTION 3.5.   Special Arbitrage Covenants                    7

                           ARTICLE IV

             Term of Agreement; Sale of the Project;
                     Provisions for Payment

SECTION 4.1.   Term of Agreement                              7
SECTION 4.2.   Sale of the Project Confirmed                  7
SECTION 4.3.   Use of the Project                             8
SECTION 4.4.   Purchase Price and Other Amounts
                Payable                                       8
SECTION 4.5.   Payments Assigned                              9
SECTION 4.6.   Indemnity Against Claims                       9
SECTION 4.7.   Maintenance of Project by Company             10
SECTION 4.8.   Insurance Required                            10
SECTION 4.9.   Obligation of the Company Unconditional       10

                            ARTICLE V

                        Special Covenants

SECTION 5.1.   No Warranty of Condition or Suitability
                by the County                                11
SECTION 5.2.   Inspection of Books                           11
SECTION 5.3.   Company to Maintain its Corporate
                Existence; Conditions Under Which
                Exceptions Permitted                         11
SECTION 5.4.   Further Assurances and Corrective
                Instruments                                  12
SECTION 5.5.   County Representative                         12
SECTION 5.6.   Company Representative                        12
SECTION 5.7.   County's and Trustee's Access
                to Project                                   12
SECTION 5.8.   Non-Arbitrage Covenant                        13
SECTION 5.9.   Tax Exempt Status of Bonds                    13

                           ARTICLE VI

            Assignment, Indemnification, Leasing and
                       Selling; Redemption

SECTION 6.1.   Assignment and Lease                          13
SECTION 6.2.   Redemption of Bonds                           14
SECTION 6.3.   Assignment and Pledge of Rights under the
                Agreement                                    14

                           ARTICLE VII

                 Events of Default and Remedies

SECTION 7.1.   Events of Default Defined                     14
SECTION 7.2.   Remedies on Default                           16
SECTION 7.3.   No Remedy Exclusive                           16
SECTION 7.4.   Agreement to Pay Attorneys' Fees and
                Expenses                                     17
SECTION 7.5.   No Additional Waiver Implied by One
                Waiver                                       17
SECTION 7.6.   Remedial Rights Assigned to Trustee           17
                          ARTICLE VIII

              Options; Prepayment of Purchase Price

SECTION 8.1.   Options                                       17
SECTION 8.2.   Notice of Prepayment                          19
SECTION 8.3.   Relative Position of this Article and
                Indenture                                    19

                           ARTICLE IX

                          Miscellaneous

SECTION 9.1.   Notices                                       19
SECTION 9.2.   Binding Effect                                20
SECTION 9.3.   Severability                                  20
SECTION 9.4.   Amounts Remaining in the Bond Fund            20
SECTION 9.5.   Amendments, Changes and Modifications         20
SECTION 9.6.   Execution in Counterparts                     20
SECTION 9.7.   Recording and Filing                          20
SECTION 9.8.   Applicable Law                                21
SECTION 9.9.   No Charge Against County's Credit             21
SECTION 9.10.  Captions                                      21

Signatures and Seals                                         22
Exhibit A
Acknowledgments

       THIS [FACILITY] AGREEMENT (hereinafter called the "Agreement") made and entered into as of ______ __, ____, by and between [Governmental Authority], a public body corporate and politic and a political subdivision of the State of [Mississippi] (the "County"), and Mississippi Power & Light Company (the "Company"), a corporation organized and existing under the Laws of the State of Mississippi.


                           WITNESSETH:

      WHEREAS, the County is authorized and empowered by the constitution and the laws of the State of [Mississippi, especially Sections 49-17-101 through 49-17-123, Mississippi Code of 1972, as amended (hereinafter called the "Pollution Control Act"),] to acquire, purchase, construct, enlarge, expand and improve facilities for eliminating, mitigating, and/or preventing air and water pollution, to issue revenue bonds to defray the cost of such facilities, and to execute an agreement with an industry [(as defined in the Pollution Control Act)] for the sale of such facilities to such industry; and

      WHEREAS, the Company is an industry as defined in the [Pollution Control Act;] and

      [WHEREAS, pursuant to and in accordance with the provisions of the [Pollution Control Act,] the County has heretofore on _______ __, ____, issued $_____________ principal amount of its
_____________ Bonds, Series ___ (Mississippi Power & Light Company Project) (the "Prior Bonds"), of which $_________ principal amount is now outstanding, pursuant to a Trust Indenture dated as of __________ __, ____, whereunder ________________ is trustee (the "Prior Indenture"); and]

     [WHEREAS, the Prior Bonds were issued] to defray the cost of acquisition, construction, installation and equipping of certain air and water pollution control facilities (the "Project") at the ____________________ (the "Plant") of the Company, located at
__________________,   [Mississippi,]  within  __________________,
[Mississippi;] [the Project was sold by the County to the Company pursuant to a ___________ Agreement between the County and the Company dated as of ________, __, ____, (the "Prior Agreement"); the Company is now the owner and operator of the Plant and the Project; and]

     WHEREAS, at the request of the Company, the County proposes, pursuant to [Sections 31-15-21 through 31-15-27, Mississippi Code of 1972, as amended (the "Act"),] and a resolution duly and validly adopted by the County on _____ ____, ____ (the "Issuing Resolution"), to issue its _________________________ Bonds, _____
Series (Mississippi Power & Light Company Project) in the aggregate principal amount of $___________ (the "Bonds") for the purpose of providing funds, which, together with other funds available therefor to be provided by the Company, [will be sufficient to refund all of the Prior Bonds now outstanding, including providing for the payment of any redemption premium due or to become due thereon, interest to accrue to the selected redemption date, any sinking fund maturities to become due prior to the selected redemption date and all expenses in connection with such refunding;] and

      [WHEREAS, the County proposes to confirm and continue the installment sale of the Project to the Company pursuant to the terms and conditions of this [Facility] Agreement, which fully amends and restates the Prior Agreement, and the County proposes to refund the Prior Bonds pursuant to the terms and conditions set forth in this Agreement by the issuance of the Bonds; and]

       WHEREAS, the Issuer has received all authorizations, approvals and consents required to be obtained prior to the issuance of the Bonds; and

      WHEREAS, the Company has received all authorizations, approvals and consents required to be obtained prior to its entry into this Agreement; and

      [WHEREAS, the County and the Company desire to amend and restate the Prior Agreement in its entirety and each of its provisions by the [Facility] Agreement;]

      NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:



                           ARTICLE I

                           Definitions

     ["Act" means Sections 31-15-21 through 31-15-27, Mississippi
Code of 1972, as amended.]

       "Agreement"  means  this  [Facility]  Agreement  and   any
amendments and supplements thereto.

      "Bonds"  means the bonds of the County issued  pursuant  to
Section 2.02 of the Indenture.

      "Bond Fund" means the fund created in Section 5.02 of the Indenture.

      "Code" means the Internal Revenue Code of 1986, as amended, including the regulations promulgated thereunder.

      "Company"  means  Mississippi  Power  &  Light  Company,  a
Mississippi corporation, and its successors and assigns and any surviving, resulting or transferee corporation as provided in
Section 5.3 hereof.

      "Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the County and the Trustee containing the specimen signature of such person and signed on behalf of the Company by the President or any Vice President of the Company. Such certificate may designate an alternate or alternates. The Company Representative may be an employee of the Company.

       "Company's Tax Certificate and Covenants" means the Company's Tax Certificate and Covenants and the Certificate of Company Official With Respect To Projects Financed With The [Prior Bonds] And Certain Other Matters, which is made an exhibit thereto.

       "County"   means  _______________,  _____,   a   political
subdivision of the State of _______.

      "County Representative" means the person at the time designated to act in behalf of the County by written certificate furnished to the Company and the Trustee containing the specimen signature of such person and signed on behalf of the County by the [President or Clerk of the Board of Supervisors] of the County. Such certificate may designate an alternate or alternates. The County Representative may be an employee of the County.

      "First Mortgage" means the Mortgage and Deed of Trust dated as of September 1, 1944, as heretofore and hereafter supplemented and amended, between the Company and Irving Trust Company (Bank of New York, Successor) and Frederick G. Herbst (W. T. Cunningham, successor), as trustees, securing first mortgage bonds of the Company heretofore or which may hereafter be issued thereunder.

      "G&R Mortgage" means the Mortgage and Deed of Trust, dated as of February 1, 1988, as heretofore and hereafter supplemented and amended, between the Company and Bank of Montreal Trust Company and Z. George Klodnicki (Mark F. McLaughlin, successor), as trustees, securing general and refunding mortgage bonds of the Company heretofore or which may hereafter be issued thereunder.

     "Government Obligations" means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America.

      "Indenture" means the Trust Indenture dated as of _______ __, ____, between the County and __________________, as Trustee, pursuant to which the Bonds are authorized to be issued and the interest of the County in this Agreement and in the revenues and receipts received by the County in respect of the Project as in this Agreement provided are to be pledged and assigned, and any indenture supplemental thereto.

      "Permitted Encumbrances" means, as of any particular  time,
(i) liens for taxes not then delinquent, (ii) this Agreement and the Indenture, (iii) utility, access and other easements and rights of way, restrictions and exceptions that the Company Representative certifies will not interfere with the operation of or impair the value of the Project, (iv) any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right in respect thereof if payment is not yet due and payable, (v) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to property similar in character to the Project and as do not, in the opinion of counsel for the Company, materially impair the property affected thereby for the purpose for which it was acquired or is held by the County and (vi) the lien of the First Mortgage and of the G&R Mortgage and excepted encumbrances as therein defined.

     "Plant" means the Company's ________________________ located in the County.

     ["Pollution Control Act" means Sections 49-17-101 through 49-17-123, Mississippi Code of 1972, as amended.]

      "Project" means the [air and water pollution control] facilities described in Exhibit A, as amended or revised, and the Improvements thereto as permitted and installed pursuant to [the
Prior Agreement or] this Agreement.

      "Trustee" means the trustee at the time serving as such under the Indenture.



                           ARTICLE II

                         Representations

      SECTION  2.1.  Representations by the County.   The  County
represents and warrants that:

                (a) The County is a political subdivision of the State of ___________. Under the provisions of the [Pollution Control Act,] the County has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. The County is duly authorized to execute and deliver this Agreement. The County agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

                (b) [The County through issuance of the Prior Bonds provided funds for the acquiring, constructing, installing and equipping of the Project, and has sold the Project to the Company, which sale is hereby confirmed.]

                (c) The County will, upon the request and at the expense of the Company, cause the execution and delivery from time to time to the Company of such further instruments of conveyance as the Company deems to be necessary to effect or evidence the conveyance to the Company of good and marketable title to the Project, or any portion thereof, subject only to Permitted Encumbrances.

               (d) The County has authorized the issuance of not exceeding $_______________ aggregate principal amount of its Bonds on the terms set forth in the Indenture for the purpose of providing funds which, together with other funds available therefor to be provided by the Company, will be sufficient to [refund the Prior Bonds.]

                (e) The County has not assigned, and will not, except as otherwise required by mandatory provisions of law, assign its interest in this Agreement other than to secure the Bonds.

           SECTION  2.2.   Representations by the  Company.   The
Company represents and warrants that:

                 (a) The Company is a corporation duly incorporated and in good standing under the laws of the State of Mississippi, has power to enter into, and to perform and observe the agreements and covenants on its part contained in, this Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement.

                (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or constitute a breach of or default under the Company's corporate charter or any agreement or instrument to which the Company is a party or by which it is bound.

                 ([c) The Air and Water Pollution Control Commission of the State of Mississippi on _______, __, ____, found and certified that the Project is necessary and that the design thereof will result in the elimination, mitigation and/or prevention of air and water pollution.]

                (d) The statements of fact and representations made by the Company in the Company's Tax Certificate and Covenants in connection with the determination of the tax-exempt status of the interest on the Bonds are true and correct in all material respects.

                (e) The Securities and Exchange Commission has approved all matters relating to the Company's participation in the transactions contemplated by this Agreement which require said approval, and no consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's participation therein, except such as may have been obtained or may be required under the securities laws of any state.

                (f) The Company has good and marketable title to the Project, free and clear of all claims, liens and encumbrances other than Permitted Encumbrances.



                          ARTICLE III

           Construction and Equipping of the Project;
         Issuance of Bonds; [Redemption of Prior Bonds]

      SECTION  3.1   Construction and Equipping of  the  Project.
[The County and the Company agree that the Project has been acquired, constructed, installed and equipped.]

      SECTION 3.2. Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide funds for the payment of the cost of [refunding the $_______ principal amount of Prior Bonds presently outstanding,] the County will issue and sell the Bonds as and when requested by the Company, and shall deliver the proceeds thereof as follows:

          (a) To the Trustee for deposit in the Bond Fund, a sum equal to the accrued interest, if any, paid by the original purchasers of the Bonds; and

          [(b) To the trustee for the Prior Bonds, the balance of such proceeds.]

     [SECTION 3.3. Agreement to Redeem Prior Bonds. The Company agrees to pay to the trustee for the Prior Bonds, in funds available to the Trustee on ______ __, ____, the day immediately preceding the redemption date of the Prior Bonds, for deposit into the bond fund created under the Prior Indenture securing the Prior Bonds and in accordance with the terms of the Prior Indenture, any amount necessary to pay the principal of, redemption premium and accrued interest due on the Prior Bonds, to the extent that the amount delivered by the County pursuant to
Section 3.2(b) hereof is insufficient for such purpose. Unless and until the deposit required by the preceding sentence of this
Section 3.3 shall have been timely made, all covenants, terms, conditions and representations of the Company contained in the Prior Agreement, including but not limited to Sections 4.4 and 4.7, shall remain in full force and effect as against the Company, notwithstanding the entering into of this Agreement.]

     [SECTION 3.4.  Disbursement of Proceeds of Prior Bonds.  The
Company  represents and certifies that all proceeds of the  Prior
Bonds have been disbursed as provided in the Prior Agreement.]

      SECTION 3.5. Special Arbitrage Covenants. The Company further covenants and represents to and for the benefit of the purchasers of the Bonds that, on the basis of the facts, estimates and circumstances now known and reasonably expected to be in existence on the date or dates of issue of the Bonds, no use will be made of the proceeds from the issue and sale of the Bonds which would cause the Bonds to be classified as of the date or dates of their issue as arbitrage bonds within the meaning of
Section 148 of the Code. The Company further covenants and agrees to pay timely on behalf of the County Rebatable Arbitrage (as defined in the Company's Tax Certificate and Covenants dated and delivered on the date of issuance of the Bonds) to the United States Government in accordance with the provisions of the Tax Certificate in order to maintain continuous compliance with
Section 148 of the Code.




                           ARTICLE IV

             Term of Agreement; Sale of the Project;
                     Provisions for Payment

      SECTION 4.1. Term of Agreement. This Agreement shall remain in full force and effect from the date hereof until such time as all of the Bonds shall have been fully paid or provision made for such payment.

      SECTION 4.2. Sale of the Project Confirmed. In further consideration of the Company's agreement to pay the purchase price, payable in installments as set forth in this Agreement, the County has conveyed and vested in the Company all of the right, title and interest of the County in the Project.

      SECTION 4.3. Use of the Project. The County hereby covenants and agrees that it will not take any action, other than pursuant to the exercise of its rights under Section 7.2 of this Agreement, to prevent the Company from having possession and enjoyment of the Project during the term of this Agreement and will, at the request of the Company, and at the Company's cost, cooperate with the Company in order that the Company may have possession and enjoyment of the Project.

      SECTION 4.4. Purchase Price and Other Amounts Payable. During the term of this Agreement, the Company will pay to the Trustee (in funds which will be immediately available funds on the day when payment is due) for deposit into the Bond Fund as the purchase price for the Project an amount equal to the aggregate principal amount of the Bonds, and as interest on the purchase price of the Project an amount equal to the interest and premium (if any) on the Bonds, all of which shall be payable at the times and in the amounts as follows: on the day when payment thereof is due, commencing with the first interest payment date on the Bonds and continuing thereafter until the principal of, premium (if any) and interest on the Bonds shall have been fully paid (or provision for the payment thereof shall have been made in accordance with the Indenture), the Company shall pay amounts as interest on, or as interest on and principal of, the purchase price of the Project, as the case may be, which will be equal to the amounts payable on such date, respectively, as interest on, or as interest on premium (if any) and principal of, the Bonds, as the case may be whether at the stated maturity or by mandatory redemption thereof as provided in the Indenture, or on any other date when the principal shall become, or be required to become, due; provided, however, that no partial prepayment of the purchase price of the Project and interest thereon pursuant to
Section 8.1 hereof shall limit the Company's obligation to pay the amount of purchase price and interest thereon which, together with such prepayment, shall equal the principal of, premium (if any) and interest on the outstanding Bonds. In the event there are available moneys in the Bond Fund on any payment date, such moneys shall be credited against the purchase price or interest payment then due, first in respect of interest on the purchase price and then to the extent of remaining moneys, in respect of principal of the purchase price.

      The Company shall not be obligated to make any further purchase price payments under this Section and the Company's obligation to make purchase payments under this Section 4.4 shall be deemed satisfied at any time that the entire principal, premium (if any) and interest on the Bonds shall have been fully paid in accordance with their terms, or any time that there shall be in the Bond Fund an amount sufficient to pay, retire and redeem all outstanding Bonds in accordance with the provisions of the Indenture (including, without limiting the generality of the foregoing, principal, interest to maturity or earliest applicable redemption date, as the case may be, redemption premiums (if any), expenses of redemption and Trustee's and paying agents'
fees).

      The Company will also pay when due and payable (i) all reasonable fees, expenses and charges of the Trustee and The
Depository Trust Company, (ii) all reasonable and necessary expenses incurred by the County with respect to this Agreement, the Indenture and any transaction or event contemplated by this Agreement or Indenture, and (iii) any expenses in connection with any registration or redemption of the Bonds.

      SECTION 4.5. Payments Assigned. It is agreed that all payments to be made by the Company pursuant to Section 4.4 of this Agreement and all rights and interest of the County under this Agreement (except for the County's rights under the last paragraph of Section 4.4 and under Sections 4.6 and 7.4 hereof and any rights of the County to receive notices, certificates, requests, directions and other communications hereunder), are assigned to the Trustee. The Company assents to such assignment and hereby agrees that its obligation to make such payments shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense or any right of set-off, counterclaim or recoupment arising out of any breach under this Agreement, the Indenture or otherwise by the County or the Trustee or any other party, or out of any indebtedness or liability at any time owing to the Company by the County. The Company hereby agrees to pay to the Trustee all of said payments payable by the Company pursuant to Section
4.4 of this Agreement at the times and in the amounts specified herein, whether or not the Plant or the Project, or any portion thereof, shall have been completed or shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Plant or the Project shall be used or useful, and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Plant or the Project, or for any other reason.

      SECTION 4.6. Indemnity Against Claims. The Company will indemnify the County and the Trustee against claims arising out of ownership and operation of the Project. The Company will also pay and discharge and will indemnify and hold harmless the County from any lien or charge upon payments by the Company to the County hereunder. If any such claim is asserted, or any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges, are sought to be imposed, the County or the Trustee, as the case may be, will give prompt notice to the Company, and the Company shall have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

      SECTION  4.7.   Maintenance of  Project  by  Company.   The
Company agrees that at all times during the term of this Agreement it will, so long as the Plant remains in operation, maintain, preserve and keep the Project or cause the Project to be maintained, preserved and kept with the appurtenances and every part and parcel thereof, in good repair, working order and condition and that it will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals; provided, however, that the Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove such portion of the Project and sell, trade-in, exchange or otherwise dispose of such removed portion without any responsibility or accountability to the County, Trustee or the Bondholders thereof.

      SECTION 4.8. Insurance Required. The Company agrees to insure the Project in such amounts and in such manner as its similar properties are usually insured against loss or damage of the kinds usually insured against by it, and to carry liability insurance with respect to the Project in such amounts and in such manner as are carried by it with respect to similar properties.

      SECTION 4.9. Obligation of the Company Unconditional. The obligation of the Company to make the payments pursuant to this Agreement and to perform and observe the other agreements on its part contained herein shall be absolute, irrevocable and unconditional, and the Company's obligation to make payments pursuant to Section 4.4 of this Agreement shall be further subject to the provisions of Section 4.5 of this Agreement. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (i) will not suspend or discontinue any payments pursuant to this Agreement, (ii) will perform and observe all its other agreements contained in this Agreement and (iii) except as provided in Article VIII, will not terminate this Agreement for any cause including, without limiting the generality of the foregoing, loss of title to (or the temporary use of) the Project by virtue of the exercise by others of the power of eminent domain, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of [Mississippi] or any political subdivision of either thereof or any failure of the County to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this Section 4.7 shall be construed to release the County from the performance of any of the agreements on its part herein contained; and, in the event the County shall fail to perform any such agreement on its part, the Company may institute such action against the County as the Company may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not violate the agreements on the part of the Company contained in the preceding sentence, and in no event shall the Company be entitled to any diminution of the amounts payable under Section 4.4 hereof. The Company may, however, at its own cost and expense and in its own name or in the name of the County, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to insure, secure or protect its right of possession, occupancy and use of the Project, and in such event the County hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the County in any such action or proceeding if the Company shall so request.



                           ARTICLE V

                        Special Covenants

     SECTION 5.1.  No Warranty of Condition or Suitability by the
County. The County makes no warranty, either express or implied, as to the Project or that it will be suitable for the Company's purposes or needs.

      SECTION  5.2.   Inspection of Books.  The  County  and  the
Trustee shall be permitted, at all reasonable times, to examine the books and records of the Company with respect to the Bonds.

      SECTION 5.3. Company to Maintain its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that during the term of this Agreement it will maintain its corporate existence and qualification to do business in the State of Mississippi [and Arkansas], will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section 5.3, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the States of the United States of America or under the laws of the United States of America) or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve; provided, in the event the
Company is not the surviving, resulting or transferee corporation, as the case may be, that the surviving, resulting or transferee corporation assumes, accepts and agrees in writing to pay and perform all of the obligations of the Company herein and is a Mississippi corporation or is qualified to do business in the State of Mississippi [and Arkansas] as a foreign corporation or appoints an agent for service of process in the State of Mississippi [and Arkansas].

     SECTION 5.4. Further Assurances and Corrective Instruments. The County and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project and for carrying out the intention or facilitating the performance of this Agreement.

      SECTION 5.5. County Representative. Whenever under the provisions of this Agreement the approval of the County is required or the County is required to take some action at the request of the Company, such approval shall be made or such action shall be taken by the County Representative to the extent permitted by law; and the Company and the Trustee shall be authorized to act on any such approval or action and the County shall have no complaint against the Company or the Trustee as a result of any such action taken.

      SECTION 5.6. Company Representative. Whenever under the provisions of this Agreement the approval of the Company is required or the Company is required to take some action at the request of the County, such approval or such request shall be made by the Company Representative; and the County or the Trustee shall be authorized to act on any such approval or request and the Company shall have no complaint against the County or the Trustee as a result of any such action taken.

     SECTION 5.7. County's and Trustee's Access to Project. The County and the Trustee shall have the right, upon appropriate prior notice to the Company, to have reasonable access to the Project during normal business hours for the purpose of making examinations and inspections of the same; provided, however, that the foregoing shall not require the Company to permit inspection of any properties or records to an extent which would require the Company to reveal any of its proprietary information or trade secrets.

      SECTION 5.8. Non-Arbitrage Covenant. The Company and the County covenant that they shall take no action, nor shall the Company direct or approve the Trustee's taking any action or making any investment or use of the proceeds of the Bonds, which would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code, including any proposed or final regulations thereunder that may be applicable to the Bonds at the time of such action, investment or use.

      SECTION 5.9. Tax Exempt Status of Bonds. The Company covenants and agrees that it shall not take or authorize or permit any action to be taken, and has not taken or authorized or permitted any action to be taken, which adversely affects the exclusion of interest on the Bonds from gross income for purposes of federal income taxes pursuant to Section 103 of the Code. Without limiting the generality of the foregoing, the Company further covenants and agrees as follows:

           (a) No changes have been or will be made in the Project which in any way adversely affect the exclusion of interest on any of the Bonds from gross income for purposes of federal income taxation pursuant to Section 103 of the Code;

          (b) No action shall be taken that will cause the Bonds to be "federally guaranteed" as defined in Section 149(b) of the Code; and

           (c) No portion of the proceeds of the Bonds in excess of 2% of the proceeds thereof (within the meaning of Section
     147(g) of the Code) will be used to finance costs of issuance of the Bonds.




                           ARTICLE VI

            Assignment, Indemnification, Leasing and
                       Selling; Redemption

      SECTION 6.1. Assignment and Lease. This Agreement may be assigned, and the Project may be sold or leased as a whole or in part, by the Company without the necessity of obtaining the consent of either the County or the Trustee, subject, however, to the condition that no assignment, sale or leasing (other than pursuant to Section 5.3 hereof) shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such assignment, sale or leasing, the Company shall continue to remain primarily liable for payments of the amounts specified in Section 4.4 to the same extent as though no assignment or lease had been made. Furthermore, any assignee of the Company's interest in this Agreement shall assume the obligations of the Company hereunder to the extent of the interest assigned, and the Company shall, promptly upon the making of any assignment, furnish or cause to be furnished to the County and to the Trustee a true and complete copy of each such assignment and assumption of obligations.

      SECTION 6.2. Redemption of Bonds. Upon the Company's deposit of moneys in the Bond Fund in an amount sufficient to redeem Bonds then subject to redemption, the County, at the request of the Company, shall forthwith take all steps necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then outstanding Bonds, as may be specified by the Company, on the redemption date specified by the Company; provided that, the date of any such redemption shall not be less than forty-five (45) days from the date each such redemption request is given, unless the County shall agree to a shorter period.

      SECTION 6.3. Assignment and Pledge of Rights Under the Agreement. The County shall assign its rights under this
Agreement and shall pledge any moneys receivable under this Agreement to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.



                          ARTICLE VII

                 Events of Default and Remedies

      SECTION 7.1. Events of Default Defined. The following shall be "events of default" under this Agreement and the terms "event of default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                (a) Failure by the Company to pay when due the amounts required to be paid pursuant to the first paragraph of Section 4.4 of this Agreement, which failure shall have resulted in an "event of default" under Section 8.01(a) or
     (b) of the Indenture.

                (b) Failure by the Company to pay when due any other amount required to be paid under this Agreement or to observe and perform any other covenant, condition or agreement on its part to be observed or performed, other than as referred to in subsection (a) of this Section 7.1, for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the County or the Trustee, unless the County and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the County and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted by the Company within the applicable period and is being diligently pursued.

               (c) The expiration of a period of sixty (60) days following the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under the United States Bankruptcy Code or any other applicable Federal or State law of a similar nature, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for the Company or any substantial part of its property, or ordering the winding up or liquidation of its affairs unless during such period such decree, order or appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official shall be vacated or shall be stayed on appeal or otherwise or shall have otherwise ceased to continue in effect.

               (d) The commencement by the Company of a voluntary case, or the institution by it of proceedings, to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement or relief under the United States Bankruptcy Code or any other applicable Federal or State law of a similar nature, or the consent or acquiescence by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

The foregoing provisions of this Section 7.1 are subject to the limitation that, if by reason of force majeure the Company is unable in whole or in part to carry out its agreements on its part herein contained, other than the obligations on the part of the Company contained in Article IV hereof, the Company shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean, without limitation, the following: acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of [Mississippi] or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fire; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraints of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission lines, pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

      SECTION 7.2.  Remedies on Default.  As provided in  Section
7.6  hereof, whenever any event of default referred to in Section
7.1 hereof shall have occurred and be continuing, and further upon the condition that the Bonds shall have become due and payable pursuant to any provision of the Indenture:

                (a)   Payments  required to be paid  pursuant  to
     Section 4.4 of this Agreement shall, without further action, become and be immediately due and payable.

                (b) The Trustee shall have access to and may inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Company.

                (c) The Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the amounts referred to in (a) above, then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

Any amounts collected pursuant to action taken under this Section
7.2 shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), to the Company.

      SECTION 7.3. No Remedy Exclusive. No remedy herein conferred upon the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

     SECTION 7.4. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the County or the Trustee should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement or performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the County or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the County or the Trustee.

      SECTION 7.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the Issuer's rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee.

     SECTION 7.6. Remedial Rights Assigned To Trustee. Upon the execution and delivery of the Indenture, the Trustee shall have the exclusive right to exercise all rights and remedies granted by this Article VII in the same manner and under the limitations and conditions that the Trustee is entitled to exercise rights and remedies upon the occurrence of an event of default pursuant to Article VIII of the Indenture.



                          ARTICLE VIII

              Options; Prepayment of Purchase Price

      SECTION 8.1. Options. The Company shall have, and is hereby granted, options to prepay the purchase price for the Project in whole and to cancel or terminate this Agreement, and to prepay the purchase price of the Project in part, as follows:

               (a) At any time, so long as the Company is not in default under this Agreement, the Company may prepay (i) the entire purchase price together with accrued interest thereon and terminate this Agreement, by paying moneys to the Trustee for deposit in the Bond Fund which, after crediting against the purchase price and accrued interest thereon the amount then on deposit in the Bond Fund, will be equal to an amount sufficient, or by delivering Government Obligations or certificates of deposit of a qualified depository of the State of [Mississippi] fully secured by Government Obligations to the Trustee for deposit in the Bond Fund, the principal of and the interest on which when due, after crediting against the purchase price and accrued interest thereon the amount then on deposit in the Bond Fund, will be equal to an amount sufficient to pay the principal of all Bonds to be outstanding on a date selected for redemption (which date, under the Indenture, must be on or after ______ __, ____), interest to accrue on said Bonds to said date, the redemption premium, if any, payable upon said date and by paying or making provision for paying all fees and expenses of the Trustee and any paying agents accrued or to accrue to said date and by making arrangements satisfactory to the Trustee for the giving at the appropriate time of the required notice of redemption calling all Bonds to be outstanding on said date of redemption; or (ii) part of the purchase price and the County agrees that the Trustee may accept such prepayments of purchase price payments when the same are tendered by the Company; all purchase price payments so prepaid under this part (ii) shall be paid to the Trustee for deposit in the Bond Fund and credited against the purchase price and interest obligation provided in Section 4.4 hereof, or shall be used for the redemption if the Bonds are then subject to redemption, or, at the election of the Company, purchase of outstanding Bonds in the manner and to the extent provided in the Indenture;

               (b)  If the Company shall have determined that the
     continued operation of the Plant is impracticable, uneconomical or undesirable for any reason, the Company may prepay the entire purchase price and accrued interest thereon and terminate this Agreement as hereinbefore provided;

               (c) If the Company shall have determined that the continued operation of the Project is impracticable, uneconomical or undesirable due to (i) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as the Project, or other liabilities or burdens with respect to the Project or the operation thereof, (ii) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (iii) destruction of or damage to all or part of the Project, the Company may prepay the entire purchase price and accrued interest thereon and terminate this Agreement as hereinafter provided;

               (d) If all or substantially all of the Project or the Plant, shall have been condemned or taken by eminent domain, the Company may prepay the entire purchase price and accrued interest thereon and terminate this Agreement as hereinbefore provided;

                (e)  If the operation of the Project or the Plant
     shall have been enjoined or shall have otherwise been prohibited by an order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body, the Company may prepay the entire purchase price and accrued interest thereon and terminate this Agreement as hereinbefore provided.

      The amount payable by the Company in the event of its exercise of the right of accelerated payment of the purchase price and interest pursuant to paragraphs (b), (c), (d) and (e) of this Section 8.1 shall be the sum of (i) an amount of money to be paid into the Bond Fund which, after crediting against such amount the amount then on deposit in the Bond Fund and available for such purpose, will be sufficient to retire and redeem at the principal amount thereof all the outstanding Bonds on the date on which such Bonds will be redeemed, including without limitation, principal, all interest accrued or to accrue to the date of redemption and redemption expenses but without premium, plus (ii) an amount of money equal to the Trustee's and paying agents' fees and expenses under the Indenture, and the expenses of the County approved by the Company, accrued and to accrue until such final payment and redemption of the Bonds.

      SECTION 8.2. Notice of Prepayment. To exercise an option granted in or to consummate a prepayment pursuant to this Article VIII, the Company shall give written notice to the County and the Trustee at least fifteen (15) days before the Trustee is required to give notice of such prepayment which notice shall specify therein the date of closing of the prepayment, which date shall be not less than 45 days nor more than 90 days from the date the notice is mailed and, in case of redemption of the Bonds, the Company shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

       SECTION 8.3. Relative Position of this Article and Indenture. The rights and options granted to the Company in
Section 8.1 hereof shall be and remain prior and superior to the Indenture and may be exercised or shall be fulfilled, as the case may be, whether or not the Company is in default hereunder, provided that such default will not result in nonfulfillment of any condition to the exercise of any such right or option.





                           ARTICLE IX

                          Miscellaneous

      SECTION 9.1. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the County, at the office of the ________________, _________________,
_______________, _______ ______; if to the Company, at  308  East
Pearl Street, Jackson, Mississippi 39201; and if to the Trustee, at __________________, ________, ______ ____, Attention:
Corporate Trust Department. A duplicate copy of each notice, certificate or other communication given hereunder by either the County or the Company or the other shall also be given to the Trustee. The County, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     SECTION 9.2. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the County, the Company and their respective successors and assigns, subject, however, to the limitations contained in Sections 5.3, 6.1 and 6.3 hereof.

      SECTION 9.3. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

      SECTION 9.4. Amounts Remaining in the Bond Fund. Any amounts remaining in the Bond Fund upon expiration or sooner termination of the terms of this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee and any paying agents in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee.

       SECTION 9.5. Amendments, Changes and Modifications. Subsequent to the issuance of the Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be effectively amended, changed, modified, altered or terminated except with the prior written consent of the Trustee (which shall not be unreasonably withheld) and in accordance with the Indenture.

     SECTION 9.6. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      SECTION 9.7. Recording and Filing. The Company shall take all actions that at the time and from time to time may be necessary (or, in the opinion of the Trustee, may be necessary) to perfect, preserve, protect and secure the interests of the County and the Trustee, or either, in and to the receipts, revenues and other amounts derived under this Agreement with respect to the Project, including, without limitation, the filing of all financing and continuation statements that may be required under the [Mississippi] Uniform Commercial Code.

      SECTION 9.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of [Mississippi.]

      SECTION 9.9. No Charge Against County's Credit. This Agreement shall inure to the benefit of and shall be binding upon the County, the Company and their respective successors and assigns, but no breach of any provision hereof shall ever constitute or give rise to a pecuniary liability of the County, or a charge against its general credit or taxing powers nor shall the county be obligated hereunder except with respect to the proper application of the proceeds to be derived from the sale of the Bonds and the revenue and receipts to be derived by it from the sale of the Project or any part thereof.

      SECTION 9.10. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.


        [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

      IN WITNESS WHEREOF, the County and the Company have caused this Agreement to be executed in their respective corporate names and their respective seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first written.

                                   [GOVERNMENTAL AUTHORITY]



                              By:

                                 ___________________________

Attest:



_________________________________



                              MISSISSIPPI POWER & LIGHT COMPANY



                              By:


Attest:



______________________________

                          Exhibit A to
                      [Facility] Agreement
                Between [Governmental Authority]
              and Mississippi Power & Light Company


                     DESCRIPTION OF PROJECT

STATE OF ____________                      SS.:
COUNTY OF ___________

      Personally appeared before me, the undersigned authority in and for the said county and state, on this ____ day of _______, ____, within my jurisdiction, the within named _________________ and __________________, duly identified before me, who acknowledged that they are _______________ and ___________,
respectively,   of   the  _________________   of   _____________,
_____________, a County, and that for and on behalf of said County, and as its act and deed, they executed and sealed the above and foregoing instrument, after first having been duly authorized by said County so to do.


                              Notary Public
My Commission Expires:

_____________________

(Affix Official Seal)

STATE OF LOUISIANA                       SS.:
PARISH OF _____________

      Personally appeared before me, the undersigned authority in and for the said parish and state, on this ____ day of _______, ____, within my jurisdiction, the within named
______________________________ and _____________________________,
duly identified before me, who acknowledged that they are ______________________________ and _____________________________,
respectively, of Mississippi Power & Light Company, and that for and on behalf of said corporation, and as its act and deed, they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.



                              Notary Public
My Commission Expires:

_____________________

(Affix Official Seal)